Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of July 9, 2025 (this “Agreement”), is entered into by and between Hearst Media West, LLC, a Delaware limited liability company (“Parent”), and the undersigned shareholders (the “Shareholders”) of DallasNews Corporation, a Texas corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A.  Concurrently with the execution and delivery of this Agreement, Parent, Destiny Merger Sub, Inc., a Texas corporation (“Merger Sub”), and the Company are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.

B.  As a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each of Parent and Merger Sub has required that each Shareholder agree, and each Shareholder has agreed, to enter into this Agreement with respect to all shares of Company Common Stock that each Shareholder beneficially owns (for purposes of this Agreement, as defined in Rule 13d-3 under the Exchange Act) as of July 9, 2025, as set forth on Schedule I (all such shares of Company Common Stock, and any additional shares of Company Common Stock in which each Shareholder acquires record or beneficial ownership on or after the date hereof, the “Subject Shares”).

AGREEMENT

The parties to this Agreement, for and in consideration of the premises and the consummation of the transactions referred to above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby mutually covenant and agree as follows:

SECTION 1 VOTING AGREEMENT

1.1  Voting Agreement.

 (a)  During the Agreement Period (as defined below), each Shareholder hereby, irrevocably and unconditionally, agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the Company Shareholders, however called (each, a “Company Shareholders Meeting”), and in connection with any action proposed to be taken by written consent of the Company Shareholders, each Shareholder shall, in each case, to the fullest extent that the Subject Shares are entitled to be voted at the time of any vote or action by written consent of the Company Shareholders:

  (i)  appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum; and

  (ii)  be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all such Subject Shares:

   A.  in favor of (1) the approval of the Merger Agreement, the Transactions (including the Merger) and all agreements related to the Transactions (including the Merger)

and any actions related thereto; (2) without limitation of the preceding clause (1), the approval of any proposal to adjourn or postpone the Company Shareholders Meeting to a later date if such adjournment or postponement is proposed in compliance with the provisions of Section 6.2(b) of the Merger Agreement; (3) any proposal or action that (A) is required pursuant to applicable Law for the Transactions (including the Merger) to become effective and (B) requires the consent or approval of the Company Shareholders, and (4) any “say on pay” vote regarding executive compensation; and

   B.  in each case other than following any Company Board Recommendation Change, against (1) any Acquisition Proposal or any Alternative Acquisition Agreement; (2) any action, proposal, transaction or agreement that would reasonably be expected to (x) prevent, impede, delay, interfere with, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the Transactions (including the Merger), (y) result in a breach of any covenant, representation or warranty or any other obligation or agreement of each Shareholder under this Agreement or of the Company under the Merger Agreement or (z) result in any of the conditions in Section 7.1 or Section 7.3 of the Merger Agreement not being fully satisfied; (3) except as required pursuant to Section 1.1(a)(ii)(A), (x) any extraordinary corporate transaction, such as a merger, consolidation, sale of substantially all of the assets of the Company or other business combination involving the Company and (y) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company; and (4) any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Transactions.

(b)  For the avoidance of doubt, the foregoing commitments apply to any Subject Shares held by any trust, foundation, limited partnership or other entity directly or indirectly holding Subject Shares for which any of the Shareholders serves as a partner, shareholder, trustee or in a similar capacity so long as, and to the extent, such Shareholder exercises voting control over such Subject Shares. To the extent any of the Shareholders does not have sole control of the voting determinations of such entity, such Shareholder agrees to exercise all voting rights or other voting determination rights such Shareholder has in such entity to carry out the intent and purposes of such Shareholder’s support and voting obligations in this paragraph and otherwise set forth in this Agreement.

(c)  Each Shareholder shall retain at all times the right to vote or exercise such Shareholder’s right to consent with respect to such Shareholder’s Subject Shares in such Shareholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company Shareholders generally.

SECTION 2  REPRESENTATIONS AND WARRANTIES

2.1  Representations and Warranties of Shareholder. Each Shareholder represents and warrants to Parent as follows:

(a)  Organization. If such Shareholder is an individual, such Shareholder has all requisite capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. If such Shareholder is an entity, such Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (to the extent such concepts are recognized in such jurisdiction) and the consummation of the transactions contemplated hereby are within such Shareholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of such Shareholder.

(b)  Authorization. If such Shareholder is an entity, such Shareholder has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Such Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Shareholder and constitutes a legal, valid and binding obligation of each Shareholder and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against each Shareholder in accordance with its terms, except in each case as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and subject to principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”). If such Shareholder is an individual, and such Shareholder is married, and any of the Subject Shares of such Shareholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, a spousal consent substantially in the form attached as Exhibit A attached hereto has been duly executed and delivered by such Shareholder’s spouse and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Shareholder’s spouse in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c)  No Conflict.

 (i)  Neither the execution and delivery of this Agreement by each Shareholder nor the performance by each Shareholder of such Shareholder’s obligations hereunder or the consummation by such Shareholder of the transactions contemplated hereby, nor compliance by such Shareholder with any of the terms or provisions hereof, will (A) if such Shareholder is an entity, conflict with or violate any provision of its articles of incorporation, bylaws or similar organizational documents, (B) violate any Law applicable to such Shareholder or the Subject Shares, or (C) require any consent or other action by any Person under, result in any violation or breach of, result in the loss of a benefit under, conflict with any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any of the terms, conditions or provisions of any Contract to which such Shareholder is a party or is binding with respect to the Subject Shares, or result in the creation of a Lien (except for any applicable restrictions on transfer under the Securities Act or as created by this Agreement (the “Permitted Exceptions”)) upon the Subject Shares, other than in the case of clauses (B) and (C) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Shareholder’s ability to perform such Shareholder’s obligations under this Agreement.

 (ii)  Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any Nasdaq rules, and (C) actions or filings the failure of which to be taken or made has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Shareholder’s ability to perform such Shareholder’s obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority or any other Person are necessary for the execution and delivery of this Agreement by such Shareholder, the performance by such Shareholder of such Shareholder’s obligations hereunder, and the consummation by such Shareholder of the transactions contemplated hereby.

(d)  Ownership of Subject Shares. As of the date hereof, each Shareholder (and if such Shareholder is an individual, together with such Shareholder’s spouse if such Shareholder is married and the Subject Shares constitute community property under applicable Law) is, and (except with respect to any Subject Shares Transferred (as defined below) in accordance with Section 3.2 hereof) at all times during the Agreement Period will be, the record and beneficial owner of the Subject Shares free and clear of any Liens and any other limitation or restriction (except for the Permitted Exceptions) and with no restrictions on such Shareholder’s rights of voting or disposition pertaining thereto, except for any applicable restrictions on Transfer (as defined below) under the Securities Act. Except to the extent of any Subject

Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares set forth on Schedule I opposite the name of each Shareholder are the only shares of Company Common Stock beneficially owned by each Shareholder on the date hereof. Other than as set forth on Schedule I, each Shareholder does not beneficially own any (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or ownership interests in the Company, or (iii) warrants, calls, options or other rights to acquire from the Company any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in the Company.

(e)  Voting Power. Each Shareholder has full voting power with respect to all the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all the Subject Shares. Except for this Agreement, none of the Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Subject Shares. Each Shareholder further represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable.

(f)  Absence of Litigation. With respect to each Shareholder, as of the date hereof, there is no action, suit, inquiry, investigation, proceeding or civil investigation, pending or, to the knowledge of each Shareholder, threatened against or affecting such Shareholder or the Subject Shares that could reasonably be expected to impair the ability of such Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(g)  Reliance. Each Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

(h)  Finder’s Fees. No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent, the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of any Shareholder.

2.2  Representations and Warranties of Parent. Parent hereby represents and warrants to each Shareholder as follows:

(a)  Organization; Authorization. Parent is a Delaware limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent and, assuming the due authorization, execution and delivery hereof by each Shareholder, is enforceable against Parent in accordance with its terms, subject in each case to the Bankruptcy and Equity Exception.

(b)  No Conflict.

 (i)  Neither the execution and delivery of this Agreement by Parent nor the performance by Parent of its obligations hereunder or the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (A) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent, (B) violate any Law applicable to Parent, or (C) result in any violation or breach of any Contract to which Parent is a party, other than in the case of clauses (A), (B) and (C) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent to perform its obligations under this Agreement.

(ii)  Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, and (B) actions or filings the failure of which to be taken or made has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority or any other Person are necessary for the execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder, and the consummation by Parent of the transactions contemplated hereby.

SECTION 3 CERTAIN COVENANTS

3.1  No Solicitation. None of the Shareholders shall, and each of the Shareholders shall cause such Shareholder’s Affiliates (other than the Company or its Subsidiaries) (the “Shareholder Affiliates”) not to and shall use such Shareholder’s reasonable best efforts to cause their respective Representatives acting on behalf of such Shareholder or the Shareholder Affiliates not to, directly or indirectly, (a) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, the making or completion of any Acquisition Proposal, or any inquiry, proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (b) enter into, continue or otherwise participate or engage in any discussions or negotiations with any Person regarding or with respect to an Acquisition Proposal or any inquiry, proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (c) except to the extent required by applicable Law, furnish to any Person any information or data concerning the Company or any of its Subsidiaries regarding or with respect to any Acquisition Proposal or any inquiry, proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, or (d) approve, endorse or recommend, make any public statement approving, endorsing or recommending, or enter into any agreement relating to, any inquiry, proposal or offer that constitutes, or could reasonably be expected to result in or lead to, an Acquisition Proposal (collectively, the “Restricted Activities”). Each Shareholder shall, and shall use such Shareholder’s reasonable best efforts to cause the Shareholder Affiliates and their respective Representatives acting on behalf of such Shareholder or the Shareholder Affiliates to, immediately cease and cause to be terminated all existing solicitations, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal by or on behalf of such Shareholder or the Shareholder Affiliates. Notwithstanding the foregoing, each Shareholder, the Shareholder Affiliates and their respective Representatives may engage in any Restricted Activities to the same extent that the Company is permitted to do so pursuant to Section 5.3 of the Merger Agreement.

3.2  No Transfer; No Group.

(a)  Except pursuant to the terms of this Agreement, including Section 3.2(b), during the Agreement Period (as defined below), no Shareholder shall (and no Shareholder shall cause or permit any Person under such Shareholder’s control to), without the prior written consent of Parent and the Company, directly or indirectly, (i) convert any Subject Shares consisting of shares of Company Series B Common Stock into shares of Company Series A Common Stock, (ii) grant any proxies, consents, powers of attorney, rights of first offer or refusal or enter into any voting trust or voting agreement or arrangement with respect to the voting of any of the Subject Shares, (iii) sell (including short sell), assign, transfer, exchange, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), whether voluntarily or by operation of Law, or limit such Shareholder’s right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any of the Subject Shares (each, a “Transfer”), (iv) enter into any Contract with respect to the direct or indirect Transfer of any of the Subject Shares, (v) otherwise permit any Liens (except for the Permitted Exceptions) to be created on any of the Subject Shares, or (vi) agree or commit to take any of the actions referred to in the foregoing clauses (i) through (v). Any Transfer or purported Transfer of any Subject Shares in violation of this Section 3.2 shall be null and void and of no force and effect whatsoever.

(b)  Notwithstanding anything in Section 3.2(a) to the contrary, each Shareholder may Transfer Subject Shares (x) if such Shareholder is an individual, (i) to any member of such Shareholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (ii) to a trust for the sole benefit of such Shareholder or any member of such Shareholder’s immediate family, or (iii) upon the death of such Shareholder, or (y) if such Shareholder is an entity, (i) to any parent entity, subsidiary or Affiliate under common control with such Shareholder, or (ii) to a partner or member of such Shareholder (each, a “Permitted Transfer”); provided, that a Permitted Transfer shall be permitted only if the transferee executes and delivers a joinder to this Agreement pursuant to which such transferree agrees to assume all of such Shareholder’s obligations hereunder in respect of the Subject Shares subject to such Permitted Transfer and to be bound by, and comply with, the terms of this Agreement to the same extent as such Shareholder is bound hereunder.

(c)  Each Shareholder agrees that such Shareholder shall not, and shall cause each of such Shareholder’s Affiliates not to, become a member of a “group” (as that term is used in Section 13(d) of the Exchange Act) that such Shareholder is not currently a part of and that has been disclosed in a filing on Schedule 13D prior to the date hereof (other than as a result of entering into this Agreement) with respect to any of the Subject Shares for the purpose of opposing or competing with the Transactions.

3.3  Documentation and Information. Each Shareholder (a) consents to and authorizes the publication and disclosure by Parent or the Company of such Shareholder’s identity and holding of the Subject Shares, the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement (including, for clarity, the disclosure of this Agreement) and any other information, in each case, that Parent or the Company reasonably determines is required to be disclosed by applicable Law in any press release, any schedules and documents filed with the SEC or any other disclosure document in connection with the Transactions, and (b) agrees to promptly give to Parent and the Company any information related to each Shareholder that Parent or the Company may reasonably require for the preparation of any such disclosure documents. Each Shareholder agrees to promptly notify Parent and the Company of any required corrections with respect to any information supplied by each Shareholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

3.4  Additional Subject Shares. In the event that any Shareholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional voting interest with respect to the Company, such voting interests shall, without further action of the parties hereto or any other Person, be subject to the provisions of this Agreement, and the number of Subject Shares set forth on Schedule I opposite the name of such Shareholder will be deemed amended accordingly. Such Shareholder shall promptly notify Parent in writing of any such event.

3.5  Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the shares of Company Common Stock by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged.

3.6  Waiver of Appraisal Rights and Actions. Each Shareholder hereby (a) irrevocably waives and agrees not to exercise any and all rights such Shareholder may have as to appraisal or dissent with respect to any of the Subject Shares that may arise with respect to the Merger or any of the other Transactions, including under Subchapter H, Chapter 10 of the TBOC, and (b) agrees (i) not to commence or participate in, and (ii) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or any of the other Transactions, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the Transactions.

3.7  No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that such Shareholder shall not, at any time prior to the termination of this Agreement, (a) enter into any voting agreement or voting trust with respect to any of the Subject Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (b) grant a proxy or power of attorney with respect to any of the Subject Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, or (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Shareholder from satisfying, such Shareholder’s obligations pursuant to this Agreement.

3.8  Notices of Certain Events. Each Shareholder shall notify Parent in writing of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of such Shareholder set forth in Section 2.1.

3.9  Further Assurances. Parent and each Shareholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws, in order to perform their respective obligations under this Agreement.

SECTION 4  MISCELLANEOUS

4.1  Notices. Any notices or other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person, (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (with electronic confirmation of receipt), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

if to Parent, to:

Hearst Media West, LLC

c/o The Hearst Corporation

300 West 57th Street

New York, NY 10019

Attention:  Jeffrey M. Johnson

Email:    [***]

with copies (which shall not constitute notice) to:

The Hearst Corporation

300 West 57th Street

New York, NY 10019

Attention:   Office of the General Counsel

Email:     [***]

and

Clifford Chance US LLP

Two Manhattan West

375 9th Avenue

New York, NY 10001

Attention:  Chang-Do Gong

      Benjamin K. Sibbett

Email:     [***]

if to the Shareholders, to:

Robert W. Decherd

[***]

[***]

Email: [***]

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue, 21st Floor

Dallas, Texas 75201

Attention:   Jeffrey A. Chapman

Email:     [***]

4.2  Amendment; Waiver. Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

4.3  Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earlier of (a) the Effective Time, (b) with respect to each Shareholder, the date of any material modification or amendment of the Merger Agreement as in effect on the date of this Agreement, or any material written waiver of the Company’s rights under the Merger Agreement as in effect on the date of this Agreement that was made in connection with a request from Parent, that adversely affects the value of the consideration payable to each Shareholder, causes such consideration to include any property other than cash, or adds new conditions or modifies any existing conditions to the consummation of the Merger that materially adversely affects such Shareholder or the Merger, effected without the prior written consent of such Shareholder, (c) the written agreement of Parent and each Shareholder to terminate this Agreement, (d) the valid termination of the Merger Agreement in accordance with its terms, (e) receipt by the Company of the Company Shareholder Approval, (f) a Company Board Recommendation Change, and (g) a material breach of this Agreement by Parent that remains uncured on the date that is the earlier of

(x) 30 days following written notice thereof from the Shareholders to Parent and (y) 5 days before the then-scheduled date of the Company Shareholders Meeting (the period from the date of this Agreement through such termination time being referred to as the “Agreement Period”); provided that (x) Section 4.1, Section 4.2, this Section 4.3, Section 4.5, Section 4.9, Section 4.10, and Section 4.15 shall survive such termination, and (y) the termination of this Agreement shall not relieve any party from liability arising from fraud or any Willful Breach of this Agreement prior to such termination.

4.4  No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to each applicable Shareholder, and Parent shall have no authority to direct any Shareholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

4.5  Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the Transactions are consummated.

4.6  Representations and Warranties. The representations and warranties contained in this Agreement shall not survive the Effective Time or, if earlier, the termination of this Agreement.

4.7  Entire Agreement; Counterparts. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic communication or otherwise) to the other parties. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

4.8  Assignment; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of such party’s rights or obligations under this Agreement without the consent of each other party. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto (and their respective heirs, successors and permitted assigns) any rights, remedies, benefits, obligations, liabilities or claims hereunder; provided, that the Company shall be an express third party beneficiary with respect to Sections 2.1, 3.2, 3.3 and 3.6. No assignment by any party shall relieve such party of any of such party’s obligations hereunder.

4.9  Governing Law; Jurisdiction.

(a)  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Texas.

(b)  Each of the parties hereto hereby irrevocably and unconditionally submits, for such party and such party’s property, to the exclusive jurisdiction of the state courts of the State of Texas, or any federal court sitting in the State of Texas (the “Chosen Courts”), in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating hereto or thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Chosen Courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Chosen Courts, (iii) waives, to the fullest extent such party may legally and effectively do so, any objection that such party may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in such Chosen Courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such Chosen Courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c)  Each party irrevocably consents to the service of process outside the territorial jurisdiction of the Chosen Courts in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to such party’s address as specified in or pursuant to this Agreement. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

4.10  WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.

4.11  Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction or other Governmental Authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

4.12  Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Texas or any Texas state court, this being in addition to any other remedy to which they are entitled at law or in equity.

4.13  Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and the rules and regulations promulgated thereunder. References to a Person are also to such Person’s permitted assigns and successors.

4.14  No Presumption. Each of the parties agrees that he, she or it has had the opportunity to review this Agreement with counsel of his, her or its own choosing and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

4.15  No Agreement Until Executed. This Agreement shall not be effective unless and until the Company Board has approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

4.16  Obligations; Shareholder Capacity. Each Shareholder is signing and entering this Agreement solely in his, her or its capacity as the beneficial owner of the Subject Shares.

4.17  Stop Transfer Order; Legend.

 (a)  In furtherance of this Agreement, each Shareholder hereby authorizes the Company, promptly after the date hereof, to enter, or cause its transfer agent to enter, a stop transfer order with respect to all of the Subject Shares with respect to any Transfer not permitted hereunder and to include the following legend on any share certificates for the Subject Shares: “THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS PURSUANT TO THAT CERTAIN VOTING AND SUPPORT AGREEMENT, DATED AS OF JULY 9, 2025, BY AND BETWEEN HEARST MEDIA WEST, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND THE SHAREHOLDERS PARTY THERETO. ANY TRANSFER OF SUCH SHARES OF STOCK IN VIOLATION OF THE TERMS AND PROVISIONS OF SUCH VOTING AND SUPPORT AGREEMENT SHALL BE NULL AND VOID AND HAVE NO FORCE OR EFFECT WHATSOEVER.” The delivery of such securities by the delivering party shall not in any way affect such party’s rights with respect to such securities.

 (b)  In the event that any Shareholder intends to undertake a Permitted Transfer of any of the Subject Shares, such Shareholder shall provide written notice thereof to Parent and shall authorize the Company to, or authorize the Company to instruct its transfer agent to, (a) lift any stop transfer order in respect of the Subject Shares to be so Transferred in order to effect such Permitted Transfer only upon certification by Parent that the written agreement to be entered into by the transferee agreeing to be bound by this Agreement pursuant to Section 3.2(b) is satisfactory to Parent in its reasonable judgment and (b) re-enter any stop transfer order in respect of the Subject Shares to be so Transferred upon completion of the Permitted Transfer.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.

PARENT: HEARST MEDIA WEST, LLC

By:	/s/ Jeffrey M. Johnson
Name: Jeffrey M. Johnson
Title: President

Signature Page to Voting and Support Agreement

SHAREHOLDERS: Robert W. Decherd

/s/ Robert W. Decherd

The Decherd Foundation

By:	/s/ Robert W. Decherd
Name: Robert W. Decherd Title: Chairman

Maureen Decherd

/s/ Maureen Decherd

Signature Page to Voting and Support Agreement

SCHEDULE I

SUBJECT SHARES

Shareholder	Company Series A Common Stock	Company Series B Common Stock

Robert W. Decherd	78,165	514,376

The Decherd Foundation	0	75,072

Robert W. Decherd and Maureen Decherd	0	1,157

Maureen Decherd	0	60

EXHIBIT A

FORM OF SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of [•] (the “Shareholder”) and that the undersigned is familiar with the terms set forth in that certain Voting and Support Agreement (the “Agreement”), dated as of July 9, 2025, by and between Hearst Media West, LLC, a Delaware corporation (“Parent”), and the Shareholders of DallasNews Corporation party thereto. All capitalized terms that are used but not defined in this Consent (this “Consent”) shall have the respective meanings ascribed to them in the Agreement.

The undersigned further acknowledges that the undersigned understands the contents, meaning and scope of the Agreement, and is satisfied therewith and the undersigned freely, voluntarily and knowingly consents to the matters described herein. The undersigned is aware that the Agreement contains provisions regarding the voting and transfer of the Subject Shares that the Shareholder may own, including any interest the undersigned might have therein.

The undersigned hereby agrees that the undersigned’s interest, if any, in any Subject Shares subject to the terms and conditions of the Agreement shall be irrevocably bound by the Agreement and further understands and agrees that any community property interest the undersigned may have in such Subject Shares shall be similarly bound by the terms and conditions of the Agreement to the same extent as the Shareholder as if the undersigned had been an original party to the Agreement. The undersigned further agrees to perform any acts or execute any documents or instruments necessary to effectuate the purpose or intent of, or to complete the performance of, the Agreement.

The undersigned is aware that the legal, financial and related matters contained in the Agreement are complex and that the undersigned is free to seek independent professional guidance or counsel with respect to the Agreement and the transactions contemplated thereby as well as the execution of this Consent. The undersigned has either sought such guidance or counsel or determined after reviewing the Agreement carefully that the undersigned will waive such right.

This Consent shall be binding upon the undersigned’s heirs, legatees or other transferees and shall inure to the benefit of Parent and its successors and assigns. The execution and delivery of this Consent by electronic signature or in .pdf format shall be sufficient to bind the undersigned to the terms and conditions of this Consent and the Agreement. The provisions contained in Section 4 (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Consent.

Dated as of the [●] day of [●], 2025.

Signature

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